Exhibit 99.1

WHITE MOUNTAINS’ TANGIBLE BOOK VALUE PER SHARE
INCREASES 4% TO $359 IN THE SECOND QUARTER

HAMILTON, Bermuda (July 29, 2005) — White Mountains Insurance Group, Ltd. ended the second quarter of 2005 with a fully converted tangible book value per share of $359, an increase of 4% for the quarter and 16% for the past twelve months, including dividends.

CEO Ray Barrette said, “We had a good quarter with solid underwriting results.  OneBeacon continues to run at a good, mid-90’s combined ratio, and White Mountains Re came in at 88% in a light quarter for catastrophes.  Esurance continues to grow rapidly while maintaining a loss ratio in the 60’s.  Investment results were good, although they were held back by the strength of the dollar.  Equity returns were outstanding.”

Adjusted comprehensive net income for the quarter was $136 million, compared to $38 million in the second quarter of 2004, while for the first six months adjusted comprehensive net income was $211 million, down from $233 million in the comparable period of last year.  Relative to last year, investment results were much better in the quarter and essentially in line for the six months.  Unrealized currency losses penalized both the quarterly and six month results, while last year’s second quarter benefited from a $111 million transaction gain from the Sirius acquisition.

Net income for the quarter was $147 million, down from $169 million in the second quarter of 2004, which included the Sirius transaction gain.  Net income for the first six months of 2005 was $323 million, including $56 million after tax ($74 million pre-tax) from a special dividend from Montpelier received in the first quarter, up 22% over the first six months of last year.

In June, the Company was advised that the Joint Committee on Taxation approved the IRS audit of the Company’s 1997-2000 tax years, which contained no significant adjustments to the tax returns filed by the Company. This audit included the redomestication of the Company to Bermuda in 1999.

OneBeacon

OneBeacon’s pre-tax income for the second quarter of 2005 was $121 million, up 27% from $95 million for the second quarter of 2004.  For the first six months of 2005, pre-tax income was $281 million, up 18% from $238 million for the comparable period of 2004.  The GAAP combined ratio was 95% for both the quarter and six months, essentially in line with the comparable periods in the prior year.  Net written premiums were down 9% in the quarter and 17% for the six months.  The decline in premium volume was partially due to the sale of the renewal rights for OneBeacon’s legacy New York commercial business and the one-time premium increase in 2004 from the assumption of unearned premiums in the Atlantic Specialty acquisition.

During the second quarter, OneBeacon completed an internal study of its asbestos and environmental (A&E) exposures.  Based on the study, OneBeacon increased its best estimate of incurred losses ceded to National Indemnity Company (NICO) by $353 million, net of underlying reinsurance ($841 million gross), to $2.1 billion, still well within the $2.5 billion limit provided by the NICO Cover.  OneBeacon estimates that the range of reasonable outcomes around its best estimate is $1.7 billion to $2.4 billion, versus a range of $1.5 billion to $2.4 billion from the 2003

A&E study.  Due to the NICO Cover, there was no impact to income or equity from the change in estimate.

Mike Miller, recently elected CEO of OneBeacon said, “Our underwriting results were solid again in the second quarter, with all three of our business units — specialty, personal, and commercial — producing combined ratios in the low-to-mid 90’s.  Importantly, our pricing continues to be adequate, albeit on a shrinking premium volume.  The A&E study was a thorough review conducted by a cross-functional team including actuarial, claims, legal, finance, reinsurance and audit, and the methodology was reviewed with outside actuaries.  The results reaffirm our conviction that the NICO Cover is adequate.”

White Mountains Re

Pre-tax income for White Mountains Re was $89 million for the second quarter of 2005, up 24% from $72 million for the second quarter of 2004.  For the first six months of 2005, pre-tax income was $143 million, up 20% from $119 million in the comparable prior year period.  The GAAP combined ratio was 88% for the second quarter and 94% for the first six months of 2005, compared to 92% in each of the comparable periods of 2004.  Net written premiums were down 31% for the quarter, primarily from a one-time change in written premium estimation methodology at Sirius in the prior year’s second quarter. For the first six months of the year, premiums are up 14% reflecting the acquisition of Sirius in last year’s second quarter.

Steve Fass, CEO of White Mountains Re, said, “I am pleased with our results so far in 2005.  We were hit in the first quarter by European storm Erwin, but catastrophe losses were low in the second quarter. In addition, we benefited from a one-time reduction in ceded reinsurance premiums of $14 million in the quarter.  We also experienced about $11 million of adverse development on Ivan claims in the quarter.  We do not expect to have any material losses from hurricanes Dennis and Emily or the London bombings. Overall, we see softness in the reinsurance market, which is causing us to non-renew some business, but we believe prices on our book are adequate.”

Esurance

Esurance had pre-tax income of $1 million in the second quarter and $3 million for the first six months of 2005, compared to a $1 million loss in both of the comparable periods of 2004.  The GAAP combined ratio was 104% for both the quarter and six months, consistent with prior year performance.  Net written premiums are up 71% and 72% for the quarter and six months, respectively, from the comparable periods of 2004.

Gary Tolman, CEO of Esurance, stated, “Our premium volume continues to come in well above prior year levels with excellent loss ratios.  We are continuing to invest in growing our book, which I believe is adding significantly to our intrinsic business value.  In the second quarter, our expansion continued with our entry into Tennessee.  We are already seeing the positive impact of our first quarter launch in New Jersey, with that state rising to our 6th largest in terms of new business sales for the second quarter.”

Other Operations

White Mountains’ Other Operations segment reported a pre-tax loss of $18 million for the second quarter of 2005, compared to a pre-tax loss of $70 million for the second quarter of 2004.  For the first six months of 2005 the segment reported a pre-tax loss of $11 million versus a loss of $146 million in the comparable period of 2004.  The favorable results for 2005 reflect the benefit of the special dividend from Montpelier Re received in the first quarter of 2005, as well as several other smaller items.

Investment Activities

John Gillespie, President of White Mountains Advisors, said, “The bond market and dollar both rallied in the second quarter.  While our fixed income results benefited from the bond market rally, the stronger dollar held our results back due to our exposure to the Swedish krona.  Our equity results in 2005 however, continue to significantly outperform the S&P 500.”

The GAAP total return on invested assets for the quarter was 1%. For the first six months it was 1.4%.  Net investment income was $105 million in the quarter, up 12% from the second quarter of 2004, and $279 million for the first six months, up 70% from the prior period, primarily due to the Montpelier special dividend mentioned above.

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. The Company expects to file its Form 10-Q with the Securities and Exchange Commission on or before August 1, 2005 and urges shareholders to refer to that document for more complete information concerning White Mountains’ financial results.

Regulation G

This earnings release includes two non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  White Mountains believes these measures to be more relevant than comparable GAAP measures in evaluating White Mountains’ financial performance.

Adjusted comprehensive net income is a non-GAAP measure that excludes the change in net unrealized gains from Symetra’s fixed maturity portfolio from comprehensive net income.  GAAP requires these assets to be marked-to-market, which results in gains during periods when interest rates fall and losses in periods when interest rates rise.  Because the liabilities related to the life insurance and structured settlement products that these assets support are not marked to market, it is likely that the economic impact on Symetra would be the opposite of that shown under GAAP  (i.e., in general, Symetra’s intrinsic value increases when interest rates rise and decreases when interest rates fall).  The reconciliation of adjusted comprehensive net income to comprehensive net income is included on page 8.

Fully converted tangible book value per share is a non-GAAP measure which is derived by expanding the GAAP book value per share calculation to include the effects of assumed conversion of all convertible securities and to exclude any unamortized goodwill and net unrealized gains from Symetra’s fixed maturity portfolio.  The reconciliation of fully converted tangible book value per share to book value per share is included on page 7.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The information contained in this earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements.  The words “will”, “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements.  These forward-looking statements include, among others, statements with respect to White Mountains’:

X                     growth in book value per share or return on equity;

X                     business strategy;

X                     financial and operating targets or plans;

X                    incurred losses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

X                    projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

X                     expansion and growth of our business and operations; and

X                     future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

X                     claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

X                     the continued availability of capital and financing;

X                     general economic, market or business conditions;

X                     business opportunities (or lack thereof) that may be presented to it and pursued;

X                     competitive forces, including the conduct of other property and casualty insurers and reinsurers;

X                    changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its clients;

X                     an economic downturn or other economic conditions adversely affecting its financial position;

X                     recorded loss reserves subsequently proving to have been inadequate;

X                     other factors, most of which are beyond White Mountains’ control.

        Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(millions, except share amounts)

(Unaudited)

	June 30,	December 31,	June 30,
	2005	2004	2004
Assets

Fixed maturity investments	$7,760.4	$7,900.0	$7,510.1
Short-term investments	773.1	1,058.2	1,464.9
Common equity securities	1,024.4	1,043.9	887.0
Other investments	533.3	527.4	447.2
Total investments	10,091.2	10,529.5	10,309.2

Reinsurance recoverable on unpaid losses	4,403.5	3,797.4	3,733.3
Reinsurance recoverable on paid losses	116.3	92.0	162.9
Funds held by ceding companies	735.3	943.8	953.1
Insurance and reinsurance premiums receivable	981.9	942.2	963.6
Securities lending collateral	564.6	593.3	757.6
Investment in unconsolidated insurance affiliates	531.2	466.6	151.6
Deferred acquisition costs	313.0	308.2	338.0
Ceded unearned premiums	241.9	224.1	205.7
Accounts receivable on unsettled investment sales	19.5	19.9	76.7
Other assets	1,186.3	1,098.1	1,029.8
Total assets	$19,184.7	$19,015.1	$18,681.5

Liabilities
Loss and loss adjustment expense reserves	$9,535.8	$9,398.5	$9,329.1
Reserves for structured contracts	278.2	375.9	401.0
Unearned insurance and reinsurance premiums	1,759.0	1,739.4	1,824.5
Debt	777.6	783.3	824.3
Securities lending payable	564.6	593.3	757.6
Preferred stock subject to mandatory redemption	222.2	211.9	202.7
Ceded reinsurance payable	202.6	201.4	124.1
Funds held under reinsurance treaties	170.4	155.4	187.5
Accounts payable on unsettled investment purchases	95.7	30.9	67.2
Other liabilities	1,486.8	1,641.2	1,450.3
Total liabilities	15,092.9	15,131.2	15,168.3

Common Shareholders’ Equity
Common shares and paid-in surplus	1,727.2	1,725.8	1,717.7
Retained earnings	1,975.9	1,695.9	1,541.3
Accumulated other comprehensive income, after tax:
Net unrealized gains on investments	315.5	359.5	245.8
Equity in net unrealized gains from Symetra’s fixed maturity portfolio	95.7	56.6	—
Net unrealized foreign currency translation gains (losses) and other	(22.5)	46.1	8.4
Total common shareholders’ equity	4,091.8	3,883.9	3,513.2
Total liabilities and common shareholders’ equity	$19,184.7	$19,015.1	$18,681.5

Common shares outstanding (000’s)	10,774	10,773	10,769
Common and equivalent shares outstanding (000’s)	10,819	10,819	10,819

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WHITE MOUNTAINS INSURANCE GROUP, LTD.

FULLY CONVERTED TANGIBLE BOOK VALUE PER COMMON AND EQUIVALENT SHARE

(Unaudited)

	June 30,	March 31,	December 31,	June 30,
	2005	2005	2004	2004
Book value per share numerators (in millions):

Common shareholders’ equity	$4,091.8	$3,912.5	$3,883.9	$3,513.2
Benefits to be received from share obligations under employee benefit plans	6.6	6.5	6.7	8.4
Remaining adjustment of subsidiary preferred stock to face value	(97.8)	(103.1)	(108.1)	(117.3)
Book value per share numerator	4,000.6	3,815.9	3,782.5	3,404.3
Less: Equity in net unrealized gains from Symetra’s fixed maturity portfolio	(95.7)	(32.1)	(56.6)	—
Less: Goodwill of consolidated limited partnership investments	(19.7)	(19.8)	(20.0)	(19.7)
Fully converted tangible book value per common and equivalent share numerator	$3,885.2	$3,764.0	$3,705.9	$3,384.6

Book value per share denominators (in thousands of shares):

Common Shares outstanding	10,774.3	10,774.6	10,772.8	10,769.4
Share obligations under employee benefits plans	44.7	44.7	46.5	50.0
Fully converted tangible book value per common and equivalent share denominator	10,819.0	10,819.3	10,819.3	10,819.4

Book value per common and equivalent share	$369.78	$352.69	$349.60	$314.65
Fully converted tangible book value per common and equivalent share	$359.11	$347.89	$342.52	$312.82

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WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2005	2004	2005	2004
Revenues:
Earned insurance and reinsurance premiums	$943.4	$997.2	$1,898.4	$1,829.1
Net investment income	104.6	93.2	278.5	164.2
Net realized investment gains (losses)	63.3	(5.6)	100.4	56.2
Other revenue	59.6	34.3	118.9	91.8
Total revenues	1,170.9	1,119.1	2,396.2	2,141.3
Expenses:
Loss and loss adjustment expenses	570.2	623.4	1,189.5	1,146.7
Insurance and reinsurance acquisition expenses	184.1	184.0	373.2	341.6
Other underwriting expenses	128.3	136.1	250.5	249.2
General and administrative expenses	61.5	42.3	99.2	124.0
Accretion of fair value adjustment to loss and loss adjustment expense reserves	9.1	12.8	19.0	22.9
Interest expense on debt	11.7	12.1	23.3	23.4
Interest expense — dividends on preferred stock subject to mandatory redemption	7.5	7.6	15.1	15.2
Interest expense — accretion on preferred stock subject to mandatory redemption	5.4	4.2	10.4	8.1

Total expenses	977.8	1,022.5	1,980.2	1,931.1

Pretax income	193.1	96.6	416.0	210.2

Income tax provision	(55.4)	(44.4)	(111.7)	(89.3)

Net income before equity in earnings of unconsolidated affiliates and extraordinary item	137.7	52.2	304.3	120.9
Equity in earnings of unconsolidated insurance affiliates	9.1	4.9	18.8	23.1

Net income before extraordinary item	146.8	57.1	323.1	144.0

Excess of fair value of acquired net assets over cost	-	111.4	-	120.0

Net income	146.8	168.5	323.1	264.0

Change in net unrealized gains on investments	96.5	(138.9)	(4.9)	(40.2)
Change in foreign currency translation	(44.0)	8.8	(68.6)	8.7

Comprehensive net income	199.3	38.4	249.6	232.5

Deduct: Change in net unrealized gains from Symetra’s fixed maturity portfolio	(63.6)	-	(39.1)	-

Adjusted comprehensive net income	$135.7	$38.4	$210.5	$232.5

Basic earnings per share:

Net income before extraordinary item	$13.64	$6.30	$30.03	$15.93
Net income	13.64	18.59	30.03	29.20

Diluted earnings per share:

Net income before extraordinary item	$13.64	$5.56	$29.94	$14.11
Net income	13.64	16.45	29.94	25.93

Dividends per share	$2.00	$-	$4.00	$1.00

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WHITE MOUNTAINS INSURANCE GROUP, LTD.

YTD SEGMENT INCOME STATEMENT

(in millions)

(Unaudited)

For the Six Months Ended June 30, 2005

	OneBeacon	WM Re	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$1,084.9	$680.5	$131.2	$1.8	$1,898.4
Net investment income	137.3	70.2	4.2	66.8	278.5
Net realized investment gains (losses)	86.6	18.5	2.2	(6.9)	100.4
Other revenue	44.4	27.6	1.5	45.4	118.9

Total revenues	1,353.2	796.8	139.1	107.1	2,396.2
Expenses:
Loss and loss adjustment expenses	664.3	436.6	86.9	1.7	1,189.5
Insurance and reinsurance acquisition expenses	197.8	141.2	34.1	0.1	373.2
Other underwriting expenses	172.3	62.2	15.1	0.9	250.5
General and administrative expenses	37.2	6.3	(0.1)	55.8	99.2
Accretion of fair value adjustment to loss and lae reserves	—	6.0	—	13.0	19.0
Interest expense on debt	0.7	1.1	—	21.5	23.3
Interest expense — dividends and accretion on preferred stock subject to mandatory redemption	—	—	—	25.5	25.5
Total expenses	1,072.3	653.4	136.0	118.5	1,980.2

Pretax income (loss)	$280.9	$143.4	$3.1	$(11.4)	$416.0

For the Six Months Ended June 30, 2004

	OneBeacon	WM Re	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$1,194.4	$557.5	$77.1	$0.1	$1,829.1
Net investment income	109.4	41.6	1.3	11.9	164.2
Net realized investment gains (losses)	70.9	12.4	0.4	(27.5)	56.2
Other revenue	63.9	33.4	0.5	(6.0)	91.8

Total revenues	1,438.6	644.9	79.3	(21.5)	2,141.3
Expenses:
Loss and loss adjustment expenses	738.3	350.0	57.4	1.0	1,146.7
Insurance and reinsurance acquisition expenses	216.4	113.7	11.5	—	341.6
Other underwriting expenses	186.3	50.9	11.2	0.8	249.2
General and administrative expenses	59.3	6.5	—	58.2	124.0
Accretion of fair value adjustment to loss and lae reserves	—	2.7	—	20.2	22.9
Interest expense on debt	0.4	1.7	—	21.3	23.4
Interest expense — dividends and accretion on preferred stock subject to mandatory redemption	—	—	—	23.3	23.3
Total expenses	1,200.7	525.5	80.1	124.8	1,931.1

Pretax income (loss)	$237.9	$119.4	$(0.8)	$(146.3)	$210.2

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WHITE MOUNTAINS INSURANCE GROUP, LTD.

QTD SEGMENT INCOME STATEMENT

(in millions)

(Unaudited)

For the Three Months Ended June 30, 2005

	OneBeacon	WM Re	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$539.5	$330.8	$71.3	$1.8	$943.4
Net investment income	49.5	38.3	2.1	14.7	104.6
Net realized investment gains (losses)	40.8	10.6	1.2	10.7	63.3
Other revenue	27.8	7.8	0.6	23.4	59.6

Total revenues	657.6	387.5	75.2	50.6	1,170.9
Expenses:
Loss and loss adjustment expenses	325.7	197.5	46.0	1.0	570.2
Insurance and reinsurance acquisition expenses	97.7	65.8	20.5	0.1	184.1
Other underwriting expenses	91.5	28.6	7.6	0.6	128.3
General and administrative expenses	20.9	4.0	(0.1)	36.7	61.5
Accretion of fair value adjustment to loss and lae reserves	—	2.6	—	6.5	9.1
Interest expense on debt	0.4	0.5	—	10.8	11.7
Interest expense — dividends and accretion on preferred stock subject to mandatory redemption	—	—	—	12.9	12.9
Total expenses	536.2	299.0	74.0	68.6	977.8

Pretax income (loss)	$121.4	$88.5	$1.2	$(18.0)	$193.1

For the Three Months Ended June 30, 2004

	OneBeacon	WM Re	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$602.7	$353.0	$41.4	$0.1	$997.2
Net investment income	58.0	30.1	0.9	4.2	93.2
Net realized investment gains (losses)	3.2	8.7	(0.1)	(17.4)	(5.6)
Other revenue	19.9	12.8	0.3	1.3	34.3

Total revenues	683.8	404.6	42.5	(11.8)	1,119.1
Expenses:
Loss and loss adjustment expenses	367.0	221.8	31.1	3.5	623.4
Insurance and reinsurance acquisition expenses	105.0	72.8	6.2	—	184.0
Other underwriting expenses	98.9	30.9	6.0	0.3	136.1
General and administrative expenses	17.4	3.3	—	21.6	42.3
Accretion of fair value adjustment to loss and lae reserves	—	2.7	—	10.1	12.8
Interest expense on debt	0.3	1.2	—	10.6	12.1
Interest expense — dividends and accretion on preferred stock subject to mandatory redemption	—	—	—	11.8	11.8
Total expenses	588.6	332.7	43.3	57.9	1,022.5

Pretax income (loss)	$95.2	$71.9	$(0.8)	$(69.7)	$96.6

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WHITE MOUNTAINS INSURANCE GROUP, LTD.

SUMMARY OF GAAP RATIOS AND PREMIUMS

(Unaudited)

Six Months Ended June 30, 2005	OneBeacon
	Specialty	Personal	Commercial	Total (1)	WM Re	Esurance
GAAP Ratios
Loss and LAE	56%	60%	56%	61%	64%	66%
Expense	32%	33%	42%	34%	30%	38%
Total Combined	88%	93%	98%	95%	94%	104%
Dollars in millions
Net written premiums	$427.0	$320.8	$306.3	$1,078.5	$705.1	$153.6
Earned premiums	$406.6	$337.2	$314.5	$1,084.9	$680.5	$131.2

Six Months Ended June 30, 2004	OneBeacon				WM Re	Esurance
	Specialty	Personal	Commercial	Total (1)
GAAP Ratios
Loss and LAE	52%	60%	58%	62%	63%	75%
Expense	29%	32%	41%	34%	29%	29%
Total Combined	81%	92%	99%	96%	92%	104%
Dollars in millions
Net written premiums	$420.2	$342.8	$508.8	$1,303.5	$618.2	$89.5
Earned premiums	$413.0	$341.1	$358.9	$1,194.4	$557.5	$77.1

Three Months Ended June 30, 2005	OneBeacon				WM Re	Esurance
	Specialty	Personal	Commercial	Total (1)
GAAP Ratios
Loss and LAE	59%	58%	54%	60%	60%	64%
Expense	35%	33%	41%	35%	28%	40%
Total Combined	94%	91%	95%	95%	88%	104%
Dollars in millions
Net written premiums	$210.3	$165.6	$170.2	$558.6	$285.7	$76.1
Earned premiums	$203.1	$166.7	$155.7	$539.5	$330.8	$71.3

Three Months Ended June 30, 2004	OneBeacon				WM Re	Esurance
	Specialty	Personal	Commercial	Total (1)
GAAP Ratios
Loss and LAE	56%	54%	55%	61%	63%	75%
Expense	28%	34%	43%	34%	29%	30%
Total Combined	84%	88%	98%	95%	92%	105%
Dollars in millions
Net written premiums	$206.9	$182.5	$192.3	$612.6	$414.8	$44.5
Earned premiums	$202.2	$171.9	$179.5	$602.7	$353.0	$41.4

(1) Includes results from run off operations and reciprocals.                                                                                       (end)